EXHIBIT 21.1

SUBSIDIARIES OF METALDYNE PERFORMANCE GROUP INC.

MPG Holdco 1 Inc.

ASP HHI Holdings, Inc.

ASP HHI Intermediate Holdings, Inc.

ASP HHI Intermediate Holdings II, Inc.

ASP HHI Acquisition Co., Inc.

HHI Holdings, LLC

Forging Holdings, LLC

Hephaestus Holdings, LLC

HHI Formtech Holdings, LLC

HHI Formtech, LLC

HHI Funding II, LLC

HHI Forging, LLC

Jernberg Holdings, LLC

Jernberg Industries, LLC

Impact Forge Holdings, LLC

Impact Forge Group, LLC

Bearing Holdings, LLC

Kyklos Holdings, LLC

Kyklos Bearing International, LLC

Gearing Holdings, LLC

Cloyes Gear Holdings, LLC

Cloyes Gear and Products, Inc.

Cloyes Dynagear Mexicana S. de R.L. de C.V. (80%)

HDM Products, Inc.

The Mesh Company, LLC.

Cloyes Acquisition Company

ASP MD Holdings, Inc.

ASP MD Intermediate Holdings, Inc.

ASP MD Intermediate Holdings II, Inc.

MD Investors Corporation

Metaldyne, LLC

Metaldyne BSM, LLC

Metaldyne M&A Bluffton, LLC

Metaldyne Powertrain Components, Inc.

Metaldyne Sintered Ridgway, LLC

Metaldyne SinterForged Products, LLC

Metaldyne Tubular Components, LLC

Punchcraft Machining and Tooling, LLC

Metaldyne Componentes Automotivos do Brasil Ltda.

Metaldyne Engine Holdings S.L.

Metaldyne Europe. S.á r.l.

Metaldyne GmbH

Metaldyne Grundstrücks GbR

Metaldyne Hong Kong Limited

Metaldyne International Deutschland GmbH

Metaldyne International France SAS

Metaldyne International Spain, S.L.

Metaldyne International (UK) Ltd.

Metaldyne Japan Corporation

Metaldyne Korea Limited

MetaldyneLux S.á r.l.

MetaldyneLux Holding S.á r.l.

Metaldyne Mauritius Limited

H+B Hyprotec – Technologie Verwaltungs GmbH

Metaldyne Netherlands Holdings B.V.

Metaldyne Netherlands Sintered Holdings B.V.

Metaldyne Drivetrain Mexico S. de R.L. de C.V.

Metaldyne Forged Products  S. de R.L. de C.V.

Metaldyne Nürnberg GmbH

Metaldyne Oslavany spol. s.r.o.

Metaldyne Sintered Components España, S.L.

Metaldyne Sintered Components Holdings, S. de R.L. de C.V.

Metaldyne Sintered Components Mexico, S. de R.L. de C.V.

Metaldyne Sintered Components Services, S. de R.L. de C.V.

Metaldyne (Suzhou) Automotive Components Co., Ltd.

Metaldyne Zell GmbH & Co. KG

Metaldyne Zell Verwaltungs GmbH

ASP Grede Intermediate Holdings LLC

ASP Grede AcquisitionCo LLC

GSC RIII – Grede LLC f/k/a GSC RIII – Grede Corp.

Shop IV Subsidiary Investment (Grede), LLC f/k/a Shop IV Subsidiary Investment (Grede), Inc.

Grede Holdings LLC

Citation Camden Casting Center LLC

Citation Lost Foam Patterns, LLC

Grede LLC

Grede II LLC

Grede Machining LLC

Grede Omaha LLC

Grede Radford LLC

Grede Wisconsin Subsidiaries LLC

Skokie Castings LLC

Novocast, S. de R.L. de C.V.

Novogredetek Holdings, S. de R.L. de C.V.

Teknik, S.A. de C.V. (merged into Novocast in December, 2015)

Especialistas en Transformaciones TK, S.A. de C.V. (f/k/a Grupo Teknik, S.A. de C.V.)

Transformaciones Especializadas NC, S.A. de C.V. (f/k/a Novocast Industrias, S.A. de C.V.)

Other Equity Interests – Joint Ventures

Metaldyne Industries Limited (51%)

Huzhou Mapleland Precision Forge Co., Ltd (China) JV (25%)